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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


  Date of Report: June 23, 2000                  Commission File No. 000-23467
(Date of earliest event reported)



                           PENWEST PHARMACEUTICALS CO.
             (Exact name of Registrant as specified in its Charter)


         WASHINGTON                                      91-1513022
(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)

     2981, ROUTE 22, PATTERSON, NY                       12563-9970
(Address of principal executive offices)                 (Zip Code)

                                 (914) 878-3414
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

On June 23, 2000, Penwest Pharmaceuticals Co. (the "Company") reported preliminary results for the quarter ended June 30, 2000. The Company reported that it sees continued strength in its core drug delivery business. However, Mylan Pharmaceutical's later-than-anticipated introduction of a 30 mg generic version of Procardia XL(R), together with softness in the Company's excipients business during the second quarter of 2000 are expected to produce results for the quarter that, while improved over last year, are lower than expected.

The Company's estimate for the second quarter is preliminary and will need to be finalized following the close of the quarter on June 30, 2000. Penwest expects to report a net loss for the second quarter of 2000 in the range of $0.15 to $0.18 per share, compared with a net loss of $0.20 per share in the second quarter of 1999. Revenues for the quarter are expected to be between approximately $9.0 million and $9.5 million, compared to $8.3 million in the quarter last year.

A copy of the press release announcing the foregoing has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  EXHIBITS

99.1              Press release dated June 23, 2000.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 23, 2000              PENWEST PHARMACEUTICALS CO.



                                   /s/ Jennifer L. Good
                                   ---------------------------
                                   Jennifer L. Good
                                   Vice President, Finance and
                                   Chief Financial Officer


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                                INDEX TO EXHIBITS


EXHIBIT
  NO.             DESCRIPTION

99.1              Press release dated June 23, 2000.






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